                                                                    Exhibit 99.1


                                 LOAN AGREEMENT
                                 --------------


  LOAN AGREEMENT made this 15th day of April, 1999 by and between Fleet National Bank, a national banking association organized and existing under the laws of the United States of America with a principal place of business at One Federal
   Street, Boston, MA 02110 (hereinafter referred to as the "Bank") and Sight Resource Corporation, a Delaware corporation with a principal place of business at 100 Jeffrey Avenue, Holliston, MA 01746 (hereinafter sometimes referred to as the "Agent Borrower"), Cambridge Eye Associates, Inc., a Delaware corporation with a principal place of business at 1 Highland Avenue, Unit 3B, Malden, MA,
  Douglas Vision World, Inc., a Delaware corporation with a principal place of business at 1 Highland Avenue, Unit 3B, Malden, MA, E.B. Brown Opticians, Inc.,
   a Delaware corporation with a principal place of business at 1549 E. 30th Street, Cleveland, Ohio, Eyeglass Emporium, Inc., a Delaware corporation with a principal place of business at 100 Jeffrey Avenue, Holliston, MA 01746, Kent
    Acquisition Corp. (whose name will be changed to Kent Optical Company in conjunction with the execution of this Agreement), a Delaware corporation with a principal place of business at 100 Jeffrey Avenue, Holliston, MA 01746, Shawnee Optical, Inc., a Delaware corporation with a principal place of business at 2203
W. 38th Street, Erie, PA, and Vision Plaza, Corp., a Delaware corporation with a principal place of business at 3301 Veterans Memorial Boulevard, Suite 54E,
     Metarie, Louisiana (each of the foregoing corporations, including the
        Agent Borrower shall be referred herein both individually and collectively as the "Borrower").

      For value received and in consideration of the granting by the Bank of financial accommodations to Borrower, Borrower represents and warrants to and agrees with the Bank as follows:

                                   ARTICLE I
                                   ---------

                    DEFINITIONS AND RULES OF INTERPRETATION
                    ---------------------------------------

     For purposes of this Agreement, the following terms shall have the following meanings:

     1.01 "Acquisition Line" shall mean the non-revolving line of credit established pursuant to this Agreement in the maximum principal amount of the Commitment Amount.

     1.02 "Acquisition Term Loan" shall mean the Loan or Loans evidencing an Advance under the Acquisition Line.

     1.03 "Acquisition Term Note" shall mean the promissory note or notes evidencing an Advance under the Acquisition Line, in the form of Rider A attached hereto.

     1.04 "Adjusted Libor" shall mean an interest rate per annum determined by Bank pursuant to the following formula:

           Adjusted Libor   =                        Libor
                                       ------------------------------
                                              1.00 - Reserve Rate

     1.05 "Advance" shall mean any sum of money loaned by the Bank to the Borrower pursuant to this Agreement.

     1.06 "Affiliate" shall mean any Person (i) which directly or indirectly controls, or is controlled by or is under common control with the Borrower or a subsidiary, (ii) which directly or indirectly beneficially holds or owns ten percent (10%) or more of any class of voting stock of the Borrower or any subsidiary, or (iii) ten percent (10%) or more of the voting stock of which is directly or indirectly beneficially owned or held by the Borrower or a subsidiary.

     1.07  "Agent Borrower" shall mean Sight Resource Corporation.

     1.08 "Availability Period" shall mean that period commencing with the date of this Agreement and ending on the Termination Date.

     1.09 "Bank" shall mean and refer to Fleet National Bank, its successors and assigns.

     1.10 "Banking Day" shall mean a day on which banks are open for business in Boston, Massachusetts, and if the applicable "Banking Day" relates to a Libor Loan, a day on which dealings are carried on and banks are open for business in the relevant Interbank Market.

     1.11 "Borrower" shall mean each of the entities listed above and their successors and permitted assigns or any entity which subsequently becomes a party to this Agreement as a co-obligor.

     1.12 "Borrowing Base" shall have the meaning set forth in Section 2.01 hereof.

     1.13  "Borrowing Date" shall mean any day upon which an Advance is made.

     1.14 "Cash Flow" shall mean, for any period, the sum of earnings before interest and taxes, plus depreciation and amortization, less permitted dividends, less taxes paid in the applicable period, less unfinanced capital expenditures paid in the applicable period.

     1.15 "Collateral" shall mean all collateral for the Loans, whether pursuant to security agreements or otherwise.

     1.16  "Commitment Amount" shall mean Ten Million ($10,000,000.00) Dollars.

     1.17  "Credit Limit" shall mean Three Million ($3,000,000.00) Dollars.

     1.18 "Debt Service" shall mean, for any period, the sum of the current maturities of all long-term debt (including subordinated debt) and all interest expense.

     1.19 "Default" shall mean an Event of Default or an event which, with the passage of time or the giving of notice or both, would constitute an Event of Default.

     1.20  "Dollars" or "$" shall mean currency of the United States of America.

     1.21  "Eligible Accounts Receivable" shall have the meaning set forth in
Section 2.03 hereof.

     1.22 "Eligible Inventory" shall have the meaning set forth in Section 2.04 hereof.

     1.23 "Eurocurrency Liabilities" shall have the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     1.24 "Eurodollars" shall mean Dollars acquired by Bank through the purchase or other acquisition of deposits denominated in Dollars and made with any bank or branch of a bank (including any branch of the Bank) located outside the United States of America.

     1.25  "Event of Default" is defined in Article X of this Agreement.

     1.26 "Financing Agreements" shall mean this Agreement and all documents executed in conjunction herewith, whether now or in the future, including, without limitation, collateral documents, notes, and subordination agreements required to be executed by Borrower or any Third Party in connection with the loan arrangements between the Borrower and the Bank.

     1.27 "GAAP" or "generally accepted accounting principles" shall mean generally accepted accounting principles which are (1) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and (2) such that insofar as the use of accounting principles is pertinent, certified public accountants would be able to deliver an unqualified opinion as to financial statements in which such principles have been properly applied.

     1.28 "Indebtedness" shall mean (i) all liabilities for borrowed money, for the deferred purchase price of property or services, and under leases which are or should be, under generally accepted accounting principles, recorded as capital leases, in respect of which a person or entity is directly or indirectly, absolutely or contingently liable as obligor, guarantor, endorser or otherwise, or in respect of which such person or entity otherwise assures a creditor against loss, (ii) all liabilities of the type described in (i) above which are secured by (or for which the holder has an existing right, contingent or otherwise, to be secured by) any lien upon property owned by such person or entity, whether or not such person or entity has assumed or become liable for the payment thereof, and (iii) all other liabilities or obligations which would, in accordance with generally accepted accounting principles, be classified as liabilities of such person or entity.

     1.29 "Interbank Market" shall mean, with respect to any Libor Loan, the London Interbank Eurodollar market.

     1.30 "Interest Payment Date" shall mean the first Banking Day of each month commencing on the first Banking Day of the first month next succeeding the date hereof, through the Termination Date (as the same may be extended from time to time by Bank, in its sole discretion).

     1.31  "Interest Period" shall mean:

     (a) with respect to each Libor Loan, a period commencing on the Borrowing Date of such Advance, and ending one, two, three, or six months thereafter, as the case may be, as determined in accordance with the provisions of this Agreement provided that (i) any Interest Period which would otherwise end on a day which is not a Banking Day, shall end and the next Interest Period shall commence on the next preceding or the next succeeding day which is a Banking Day as determined in good faith by the Bank in accordance with the then current bank practices in the relevant Interbank Market, and (ii) no Interest Period for a Libor Loan shall end after the Termination Date;

     (b) with respect to the Prime Rate Loan(s), a period commencing on the Borrowing Date of an Advance and ending on the date of repayment of such Advance.

     1.32 "Libor" shall mean, with respect to a Libor Loan, the rate per annum at which deposits in Dollars are offered to Bank or Bank's representative or agent for delivery on the Borrowing Date for such Advance, in the Interbank Market at 11:00 a.m., local time, two Banking Days prior to such Borrowing Date for a period equal to the Interest Period chosen by Borrower with respect to such Advance and in an amount substantially equal to the principal amount of such Advance. The Bank shall give prompt notice to the Borrower of the Libor determined for each Advance and such notice shall be conclusive and binding, absent manifest error, for all purposes.

     1.33 "Libor Loan(s)" shall mean, when used in the singular, any Advance under the Revolving Loan on which the interest rate is calculated by reference to Libor and, when used in the plural, shall mean all such Advances.

     1.34 "Loan(s)" shall mean the aggregate of the unpaid principal balance of all Advances.

     1.35 "Margin" shall mean: (i) with respect to each Prime Rate Loan, zero (0%) percent; and (ii) with respect to each Libor Loan, two and one-half (2.5%) percent until Profitability is achieved and two (2%) percent thereafter.

     1.36 "Maturity Date" shall mean the date on which an Interest Period expires.

     1.37 "Net Worth" shall mean, as of any date, the total consolidated stockholders' equity (including preferred stock) which would appear on the balance sheet of Borrower, prepared in accordance with generally accepted accounting principles consistently applied.

     1.38 "Obligations" shall mean all debts, liabilities and Indebtedness of Borrower to Bank hereunder including, without limitation, all interest, fees, charges, expenses and overdrafts, and also including, without limitation, all obligations and liabilities which Bank may incur or become liable for, on account of, or as a result of any transactions between Bank and Borrower hereunder.

     1.39 "Person" shall mean any individual, corporation (including a business trust), partnership, trust, unincorporated association, joint stock company, limited liability company or other legal entity or organization and any government or agent or political subdivision thereof.

     1.40 "Prime Rate" shall mean the rate of interest announced by the Bank in Boston, Massachusetts, from time to time as its "Prime Rate", it being understood that such rate is a reference rate, and not necessarily the lowest rate of interest charged by Bank.

     1.41 "Prime Rate Loan(s)" shall mean, when used in the singular, any Advance under the Revolving Loan on which the interest rate is calculated by reference to the Prime Rate and, when used in the plural, shall mean all such Advances.

     1.42 "Profitability" shall mean the time at which Borrower submits a covenant compliance certificate demonstrating net income after taxes of at least $1 on a consolidated basis for a period of three (3) months ending at the end of the quarterly fiscal period ending March 31, 1999 (or the three (3) month period ending at the end of any subsequent quarterly period if "Profitability" is not achieved as of March 31, 1999).

     1.43 "Reserve Rate" shall mean the rate (expressed as a decimal) at which Bank would be required to maintain reserves under REGULATION D of the Board of Governors of the Federal Reserve System against Eurodollar Liabilities if such liabilities were outstanding.

     1.44 "Revolving Loan" shall mean the discretionary revolving line of credit established pursuant to this Agreement in the maximum principal amount of the Credit Limit.

     1.45 "Revolving Line Note" shall mean the note of even date in the maximum principal amount of $3,000,000.00 evidencing the Advances under the Revolving Loan.

     1.46  "Termination Date" shall mean May 31, 2001.

     1.47 "Term Loan" shall mean the loan from the Bank to the Borrower in the original principal amount of Seven Million ($7,000,000.00) Dollars.

     1.48  "Term Note(s)" shall mean the promissory note evidencing the Term
Loan.

     1.49 "Third Party" shall mean any Person who has executed and delivered, or who in the future may execute and deliver, to Bank any agreement, instrument, or document, pursuant to which such Person has become a co-obligor with respect to of the Obligations and/or has granted Bank a security interest in or lien on some or all of such Person's real or personal property to secure the payment of the Obligations.

     1.50 "Transaction Documents" shall mean all agreements, instruments, notes and documents executed in conjunction with the Loans, whether now existing or hereafter arising.

     1.51 For purposes of this Agreement, the following rules of interpretation shall be used:

           (i) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

           (ii) The singular includes the plural and the plural includes the singular.

           (iii) A reference to any law includes any amendment or modification to such law.

           (iv) A reference to any Person includes its permitted successors and permitted assigns.

           (v) Accounting terms capitalized but not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

           (vi) All capitalized terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts shall have the meanings assigned to them therein.


                                   ARTICLE II
                                   ----------

                    AMOUNT AND TERMS OF CREDIT AND INTEREST
                    ---------------------------------------
                               THE REVOLVING LOAN
                               ------------------


     2.01 Subject to the terms and conditions of this Agreement, the Bank hereby establishes a revolving line of credit of up to $3,000,000.00 to be advanced as hereinafter provided. The Bank may, in its discretion, from time to time, make Advances comprising the Revolving Loan to the Agent Borrower upon the Agent Borrower's request; provided, however, that no Advance will be made if, after giving effect to the Agent Borrower's request for such Advance, the outstanding principal balance of the Revolving Loan would exceed the lesser of:

     (a)   the Credit Limit; or

     (b)   the sum of:

           (i) eighty percent (80%) of the face amount of the sum of the Eligible Accounts Receivable of each Borrower less than ninety
                (90) days from the invoice date thereof, plus

           (ii) the lesser of: (x) $2,000,000.00 or (y) thirty percent (30%) of the value (determined at the lower of cost or market value) of the sum of the Eligible current Inventory of each Borrower (the sum of (i) plus (ii) is hereinafter called the "Borrowing Base").

     2.02 If at any time the aggregate Advances under the Revolving Loan exceed the Borrowing Base, the Borrower shall immediately, on demand, pay to the Bank an amount sufficient to reduce the aggregate amount of such Advances to an amount less than the Borrowing Base.

     2.03 For purposes of the Borrowing Base calculation set forth above, Eligible Accounts Receivable are those which are owing to the Borrower which met the following specifications at the time it came into existence and continues to meet the same until collected in full:

           (i) The account arose from the performance of services or an outright sale of goods by Borrower, such goods have been shipped to the account debtor, and Borrower has possession of, or has delivered to Bank, shipping and delivery receipts evidencing such shipment.

          (ii) The account is not subject to any prior assignment, claim, lien, or security interest, and Borrower will not make any further assignment thereof or create any further security interest therein (except in favor of Bank) nor permit Borrower's rights therein to be reached by attachment, levy, garnishment or other judicial process.

          (iii) The account is not subject to set-off, credit, allowance or adjustment by the account debtor, except discount allowed for prompt payment and the account debtor has not complained as to its liability thereon and has not returned any of the goods from the sale of which the account arose.

           (iv) The account arose in the ordinary course of Borrower's business and did not arise from the performance of services or a sale of goods to a supplier or employee of the Borrower.

           (v) No notice of bankruptcy or insolvency of the account debtor has been received by or is actually known by the Borrower.

           (vi) The account is not owed by an account debtor whose principal place of business is outside the United States of America, unless such account is supported by a letter of credit reasonably acceptable to the Bank in all respects.

          (vii) The account is not owed by an entity which is a parent, brother/sister, subsidiary or affiliate of any of the entities constituting the Borrower.

          (viii) The account debtor is not located in the State of New Jersey or Minnesota unless Borrower has filed and shall file all legally required Notice of Business Activities Report(s) with the New Jersey Division of Taxation or the Minnesota Department of Revenue.

           (ix)  The account is not evidenced by a promissory note.

           (x) The account did not arise out of any sale made on a bill and hold, dating or delayed shipment basis.

           (xi) The account did not arise out of a contract with the United States government or any department, agency or instrumentality thereof, unless the Borrower has complied with the Federal Assignment of Claims Act.

           (xii) The Bank in its reasonable banking judgement exercised in good faith does not deem the account to be unacceptable for any reason.

     2.04 For purposes of the Borrowing Base calculations set forth above, Eligible Inventory means Borrower's finished goods which are initially and at all times until sold new and unused, in first-class condition, merchantable and saleable through normal trade channels; at a location which has been identified in writing to the Bank; subject to a perfected security interest in favor of Bank; owned by Borrower free and clear of any lien except in favor of Bank; not obsolete; not scrap, waste, defective goods and the like; have been produced by Borrower in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders promulgated thereunder; and have not been designated by Bank in its reasonable banking judgement exercised in good faith as unacceptable for any reason upon notice to Borrower.

     2.05 Bank shall not be required to make an Advance under the Revolving Loan unless Bank shall have received from the Borrower a request in the form of Exhibit A attached hereto for such Advance (herein a "Notice of Borrowing"), which request complies with the requirements of this Section 2.05. Each Notice of Borrowing shall designate (a) the Borrowing Date for the requested Advance,
(b) the amount of the Advance, which amount shall be no less than One Hundred Thousand ($100,000.00) Dollars if the Advance will be a Libor Loan, and provided that no more than eight (8) Libor Loans shall be outstanding at any one time; and (c) if such Notice of Borrowing requests a Libor Loan, it must state the Interest Period. Each Notice of Borrowing must be received by Bank (x) before 12:00 p.m. (Boston time) on the designated Borrowing Date if the Advance will be a Prime Rate Loan; and (y) not less than two Banking Days prior to the Borrowing Date if the Advance will be a Libor Loan. A Notice of Borrowing may be transmitted by telephone, telecopier, telex, cable, overnight courier, hand delivery or mail. If a Notice of Borrowing is transmitted by telephone, telecopier, telex, or cable, the Borrower shall immediately mail to Bank written confirmation thereof.

     2.06 After receipt from the Borrower of any Notice of Borrowing which requests a Libor Loan, Bank shall determine if it is able to make such Advance (or if it is unable to do so for reasons described in this Section 2.06 only) and will notify the Borrower upon confirmation of its ability to do so. If Bank determines in good faith that, by reason of circumstances affecting the Interbank Market, adequate and reasonable methods do not exist for ascertaining the Libor which would otherwise be applicable to such Advance then Bank shall so notify the Borrower on or before 4:00 p.m. on the Banking Day prior to the Borrowing Date specified in the Notice of Borrowing, and in such event, Bank shall not be obligated to make such Advance and the Notice of Borrowing shall be deemed to have been withdrawn by the Borrower with Bank's consent and substituted with a request for a Prime Rate Loan in an amount equal to the requested Libor Loan.

     2.07 Except as otherwise provided in Section 2.06 above, any Notice of Borrowing requesting a Libor Loan shall be irrevocable and binding upon the Borrower. In the event the Borrower fails to borrow the Advance requested on the Borrowing Date specified in such Notice of Borrowing, the Borrower shall indemnify Bank against any and all losses and reasonable expenses incurred by Bank by reason of such failure including, without limiting the generality of the foregoing, all losses and reasonable expenses incurred by reason of the liquidation, disposition or reemployment of deposits or other funds acquired by Bank to fund such Advance including, without limitation, compensation provided for in Section 2.24 of this Agreement.

     2.08 All net proceeds of each Advance shall be credited to any demand deposit account maintained by the Borrower with Bank or the loan account established pursuant to this Revolving Loan (the "Loan Account"), the specified amount and account to be designated by the Borrower in the Notice of Borrowing issued with respect to such Advance.

     2.09 No Advances of new money shall be available to the Borrower after the Termination Date.

     2.10 The Borrower shall pay interest on the unpaid principal balance of each Prime Rate Loan from the Borrowing Date for such Advance at a variable per annum rate equal to the Prime Rate in effect from time to time. Interest accrued under this Section 2.10 shall be paid monthly in arrears on each Interest Payment Date.

     2.11 The Borrower shall pay interest on the aggregate unpaid principal balance of each Libor Loan from the Borrowing Date for such Advance through and including the Maturity Date chosen by the Borrower with respect to such Advance at a per annum rate equal to the aggregate of the Adjusted Libor plus Margin, and shall pay all interest accrued but unpaid under this Section 2.11 on the sooner to occur of the Interest Payment Date or such Maturity Date.

     2.12 If a Libor Loan is not repaid in full on its Maturity Date, then such Advance shall bear interest at the rate described in Section 2.10 from and after such Maturity Date through the Termination Date and thereafter, as set forth in
Section 2.13 until paid in full.

     2.13 From and after the occurrence of an Event of Default and acceleration of the Borrower's Obligations to the Bank under this Agreement, at the option of the Bank: (a) all Prime Rate Loans shall bear interest at a variable per annum rate equal to the aggregate of the Prime Rate in effect from time to time plus four percent (4%) until paid in full; and (b) each Libor Loan shall bear interest at the rate established therefor pursuant to Section 2.11 until such Advance's Maturity Date, and thereafter at the rate set forth in clause (a) of this Section 2.13 until paid in full.

     2.14 Each rate of interest determined hereunder by reference to the Prime Rate shall change effective as of the opening of business on each day on which a change in the Prime Rate becomes effective.

     2.15 All interest, fees and other charges payable under this Agreement shall be computed on the basis of a year of three hundred sixty (360) days for the actual number of days elapsed.

     2.16 If the Bank shall have determined in good faith at its reasonable discretion that the adoption of any applicable law, rule or regulation regarding capital requirements for banks or bank holding companies, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive of such entity regarding capital adequacy (whether or not having the force of law) has the effect of reducing the return on the Bank's capital to a level below that which the Bank could have achieved (taking into consideration the Bank's policies with respect to capital adequacy immediately before such adoption, change or compliance and assuming that the Bank's capital was fully utilized prior to such adoption, change or compliance) but for such adoption, change or compliance as a consequence of its commitment to make Advances hereunder by any amount deemed by the Bank in good faith to be material:

     (i) the Bank shall promptly after its determination of such occurrence give written notice thereof to the Borrower; and

     (ii) the Borrower shall pay to the Bank as an additional fee from time to time on demand such amount as the Bank certifies to be the amount that will reasonably compensate it for such reduction (attributable to the Credit Limit under this Agreement).

     A certificate of the Bank claiming compensation under this Section 2.16 shall be conclusive in the absence of manifest error. Such certificate shall set forth the nature of the occurrence giving rise to such compensation, the additional amount or amounts to be paid to it hereunder and the method by which amounts were determined. In determining such amount, the Bank may use any reasonable averaging and attribution methods.

     2.17 In consideration of the Bank establishing the Revolving Loan, the Borrower shall pay the Bank a fee equal to one-quarter of one (.25%) percent of the Credit Limit, such fee to be payable at closing and on the anniversary date of the closing in each year that the Revolving Loan remains in effect.

     2.18 Any Prime Rate Loan may be repaid in whole or in part at any time without premium or penalty.

     2.19  Each Libor Loan shall be repaid in full on its Maturity Date.

     2.20 Except as otherwise provided herein with respect to Bank's rights following the occurrence of an Event of Default, no Libor Loan may be repaid prior to its Maturity Date unless Borrower shall indemnify Bank for all losses and reasonable expenses resulting from such prepayment as more particularly described in Section 2.07 hereof.

     2.21 Any Advance under the Revolving Loan (whether a Prime Rate Loan or a Libor Loan) may be repaid with the proceeds of another Advance under the Revolving Loan (whether a Prime Rate Loan or a Libor Loan), subject to the terms of Section 2.01. Accordingly, the Borrower may convert a Prime Rate Loan to a Libor Loan, a Libor Loan to a Prime Rate Loan, Prime Rate Loans may be repaid with the proceeds of another Prime Rate Loan and a Libor Loan may be repaid with the proceeds of another Libor Loan, but in all cases subject to the terms of
Section 2.01 hereof.

     2.22 Borrower hereby authorizes and directs Bank to pay all principal, interest, fees, and other charges due from Borrower to Bank hereunder by (i) charging such amounts against any general demand deposit account of the Borrower maintained with the Bank as a condition for establishing the financing arrangements with the Borrower; or (ii) debiting the Loan Account in the amount of such sums due and treating the same as an Advance to the Borrower under the Revolving Loan, which Advance shall accrue interest as a Prime Rate Loan; provided, however, the Bank shall have no obligation to do so unless (i) sufficient funds are on deposit in such demand deposit accounts; and/or (ii) such Advance would not exceed the lesser of the Borrowing Base or the Commitment Amount and/or (iii) no Default exists. The provisions of this Section 2.22 shall not limit the rights of the Bank under Section 2.24 of this Agreement or the obligation of the Borrower to pay interest as provided elsewhere in this Agreement.

     2.23 Notwithstanding any other provision of this Agreement, (a) if the introduction of or any change in any law or regulation (or change in the interpretation thereof) applicable to Bank or any foreign branch, agent or correspondent thereof shall make it unlawful, or (b) if any central bank or other governmental authority having jurisdiction over Bank or any such branch, agent or correspondent, shall assert that it is unlawful, for Bank to perform its obligations hereunder or for any such branch, agent or correspondent to act on behalf of Bank to make Libor Loans to the Borrower or to continue to fund or maintain Libor Loans to the Borrower hereunder, or (c) if Bank determines after making all reasonable efforts, that deposits of the relevant amount and for the relevant Advances to the Borrower are not available to Bank in the Interbank Market, then, on notice thereof by Bank to the Borrower, the obligation of the Bank to the Borrower to make future Libor Loans shall terminate. If, as a result of any of the foregoing described events, Bank is prohibited from maintaining Libor Loans, the Bank shall, upon the happening of such event, notify the Borrower and the Borrower shall, in the case of each Libor Loan, on the Maturity Date of such Libor Loan (or, in any event, if the Bank so requests, on such earlier date as may be required by the relevant law, regulation or interpretation), either prepay such Libor Loan or convert such Libor Loan into a Prime Rate Loan.

     2.24 If, due to payments made by the Borrower pursuant to this Agreement or due to the acceleration of the maturity of the Loans pursuant to Article X hereof or due to any other reason, including, without limitation, by reason of a payment made pursuant to Section 2.20 of this Agreement, Bank receives payments of principal of any Libor Loan prior to the Maturity Date for such Advance, the Borrower shall, upon demand by Bank, pay to Bank any amounts reasonably required to compensate Bank for any additional losses, costs or expenses which it may reasonably incur as a result of such payment, including, without limitation, any loss, costs or expenses reasonably incurred by reason of the liquidation of reemployment of deposits or other funds acquired by Bank to fund or maintain such Advances.

     2.25 Whenever any payment of interest, charges or fees to be made hereunder shall be stated to be due on a day other than a Banking Day, such payment shall be made on the next succeeding Banking Day (except as provided in the definition of Maturity Date) and such next succeeding Banking Day shall be utilized in the computation of the payment of such interest, charges and other fees.

     2.26 Borrower shall pay to Bank on demand any and all reasonable counsel fees and other reasonable expenses incurred by Bank in connection with the preparation, enforcement or amendment of this Agreement, or of any documents relating thereto, and any and all expenses, including, but not limited to, all reasonable attorneys' fees and expenses, and all other expenses of like or unlike nature which may be expended by Bank to obtain or enforce payment or in the prosecution or defense of any action or concerning any matter growing out of or connected with the subject matter of this Agreement, or the Obligations or any of Bank's rights or interests therein or thereto, including, without limiting the generality of the foregoing, any reasonable counsel fees or expenses incurred in any bankruptcy or insolvency proceedings of Borrower.



                                  ARTICLE III
                                  -----------

                                 THE TERM LOAN
                                 -------------

     3.01 Subject to the terms and conditions of this Agreement, the Bank will make the Term Loan to the Borrower on the date of execution of this Agreement in the original principal amount of Seven Million ($7,000,000.00) Dollars, as evidenced by the Term Note.

     3.02 Interest on the principal balance of the Term Loan shall be payable at the rate equal to the Adjusted Libor plus two and three-quarters percent (2.75%) until Profitability is achieved and Adjusted Libor plus two and one-quarter (2.25%) percent thereafter, (or in either case a comparable interest rate swap as more particularly described in the Term Note. Interest shall be computed on the basis of a 360-day year, for the actual number of days elapsed. Default interest shall be charge in accordance with the provisions of the Term Note.

     3.03 The principal balance of the Term Loan shall be payable in eighty four (84) consecutive monthly installments of $83,333.00 per month, commencing six (6) months from the date of the Term Note.

     3.04 The Term Loan shall be subject to a prepayment premium as described in the Term Note.

     3.05 In consideration of the Bank establishing the Term Loan, the Borrower shall pay a facility fee equal to one-half of one (.50%) percent of the original principal balance of the Term Note at the time of execution thereof.

     3.06 The Borrower hereby directs the Bank to debit its demand deposit account(s) with the Bank in satisfaction of any payments required with respect to the Term Loan.



                                   ARTICLE IV
                                   ----------

                              THE ACQUISITION LINE
                              --------------------

     4.01 Subject to and upon the conditions of this Agreement, during the Availability Period, at the request of the Borrower, the Bank may make Advances to the Borrower in an aggregate amount not to exceed the Commitment Amount.

     4.02 All Advances under the Acquisition Line shall bear interest, at the Borrower's option, at either a variable rate of the Bank's Prime Rate or at a fixed rate equivalent to Adjusted Libor plus two and three-quarters (2.75%) percent until Profitability is achieved and Adjusted Libor plus two and one-quarter (2.25%) percent thereafter for 30-day Libor contracts, or at a comparable interest swap rate established at the time of any proposed Advance under the Acquisition Line.

     4.03 All Advances under the Acquisition Line shall be evidenced by separate Acquisition Term Notes to be executed at the time of such Advance.

     4.04 Each Advance under the Acquisition Line shall be payable with interest only for the first 6 months and then fully amortized on a straight-line basis over a seven year term thereafter, provided that no Acquisition Term Note shall have a maturity date beyond November 30, 2008.

     4.05 Advances under the Acquisition Line bearing interest in relation to Libor or at a fixed rate swap shall be subject to possible make-whole premiums, in accordance with the terms of Section 2.24 hereof.

     4.06 The proceeds of the Acquisition Line shall be used by the Borrower to acquire new companies within its existing lines of business.

     4.07 Any Advances under the Acquisition Line shall be subject to the following conditions precedent:

           (i) The absence of an Event of Default under this Agreement at the time of any proposed Advance;

          (ii) Prior Bank approval of the proposed structure and terms of any acquisition in which the purchase price exceeds $750,000.00, provided that acquisitions for less than $750,000.00 shall not require Bank approval but shall require prior notice to the Bank;

          (iii) The additional debt to be incurred must be adequately serviced by existing, trailing four quarters of earnings before interest and taxes plus depreciation and amortization on a consolidated basis;

          (iv) All financial covenants contained in this Agreement must be achievable on a pro-forma basis and the "acquisition criteria" set forth in Section C8 of the Commitment Letter from the Bank to the Borrower dated March 10, 1999 must be adhered to in all respects;

          (v) Any future seller debt must be subordinated to the Loans upon terms and conditions reasonably satisfactory to the Bank and must be unsecured.

          (vi) Borrower shall provide a pro-forma balance sheet, income statement and statement of cash flows at the time of any proposed Advance and after giving effect to the proposed acquisition.

     4.08 In consideration of the Bank establishing the Acquisition Line, the Borrower shall pay a facility fee at closing of one half of one (.50%) percent of the Commitment Amount. Additionally, the Acquisition Line will be subject to an unused line fee equal to one half of one (.50%) percent of the difference between (x) the Commitment Amount and (y) the average daily balance outstanding under Acquisition Line. That percentage shall decrease to one quarter of one (.25%) percent of the difference between (x) and (y) upon the Borrower achieving Profitability. The unused line fee will be calculated and payable quarterly in arrears. Any Advances under the Acquisition Line shall also be subject to an advance fee equal to one-quarter of one (.25%) percent of the amount of any such Advance, payable at the time of such Advance.



                                   ARTICLE V
                                   ---------

                WARRANTIES AND REPRESENTATIONS BY EACH BORROWER
                -----------------------------------------------

     5.01 Bank enters into this Agreement in reliance upon the warranties and representations of the Borrower set forth in this Article, each of which is acknowledged by each entity constituting a Borrower to be material. Each such warranty and representation shall be deemed to have been newly made on each Borrowing Date except to the extent that, on or prior thereto, Bank shall have received from the Borrower notice of a change with respect thereto, which change is not a breach of this Agreement.

     5.02 Borrower has no places of business other than that shown at the beginning of this Agreement, unless other places of business are listed on Schedule "A", annexed hereto, in which event Borrower represents that Borrower has additional places of business at those locations set forth on Schedule "A" (as such schedule shall be updated from time to time).

     5.03 Each Borrower's principal executive office and the offices where Borrower keeps its records are those shown at the beginning of this Agreement.

     5.04 Each Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and shall hereafter remain in corporate good standing as a corporation in that state, and is duly qualified as a foreign corporation and is in corporate good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the condition (financial or otherwise), business, operations, properties or prospects of the Borrower, and shall hereafter remain duly qualified and in good standing in every other state in which the failure to so qualify would have a material adverse effect on the condition (financial or otherwise), business, operations, properties or prospects of the Borrower.

     5.05 Borrower's exact legal name is as set forth in this Agreement and except with respect to Kent Acquisition Corp., Borrower will not change Borrower's legal name, without giving Bank at least ten (10) days' prior written notice of the same.

     5.06 The execution, delivery and performance of this Agreement, and any other document executed in connection herewith, are within the Borrower's corporate powers, have been duly authorized, are not in contravention of law or the terms of the Borrower's charter, by-laws or other incorporation papers, or of any material indenture, agreement or undertaking to which the Borrower is a party or by which it or any of its properties may be bound.

     5.07 All charter or other incorporation papers and all amendments thereto of Borrower have been duly filed and are in proper order. To the Borrower's knowledge, all capital stock issued by Borrower and outstanding was and is properly issued and all books and records of Borrower, including but not limited to its minute books, by-laws and books of account, are accurate and up to date and will be so maintained.

     5.08 Borrower owns all of the assets reflected in the most recent of Borrower's financial statements provided to Bank, except assets sold or otherwise disposed of in the ordinary course of business or as Borrower has otherwise advised Bank, and such assets together with any assets acquired since such date, are free and clear of any lien, pledge, security interest, charge, mortgage or encumbrance of any nature whatsoever, except: (i) the security interests and other encumbrances on Borrower's assets listed on Schedule "B" annexed hereto or (ii) those capital leases (if any) set forth on Schedule "C" annexed hereto.

     5.09 To the Borrower's knowledge, Borrower has made or filed all tax returns, reports and declarations relating to any material tax liability required by any jurisdiction to which they are subject or has received lawful extensions of the filing of the same; has paid all taxes shown or determined to be due thereon except those being contested in good faith and which Borrower has, prior to the date of such contest, identified in writing to Bank as being contested; and have made adequate provision for the payment of all taxes so contested.

     5.10 Borrower (i) is subject to no charter, corporate or other legal restriction, or any judgment, award, decree, order, governmental rule or regulation or contractual restriction which could have a material adverse effect on its financial condition, business or prospects, and (ii) is in compliance with its charter documents and by-laws, all material contractual requirements by which it or any of its properties may be bound and (in all material respects) all applicable laws, rules and regulations (including without limitation those relating to environmental protection) other than laws, rules or regulations the validity or applicability of which Borrower is contesting in good faith or provisions of any of the foregoing the failure to comply with which cannot reasonably be expected to materially adversely affect Borrower's financial condition, business or prospects.

     5.11 There is no action, suit, proceeding or investigation pending or, to Borrower's knowledge, threatened against or affecting it or any of its assets before or by any court or other governmental authority which, if determined adversely to Borrower, would have a material adverse effect on its financial condition, business or prospects except as otherwise disclosed to Bank.

                                   ARTICLE VI
                                   ----------

                             AFFIRMATIVE COVENANTS
                             ---------------------

     6.01 The Borrower will, duly and punctually, pay all interest, principal, fees and other charges becoming due to Bank and will duly and punctually perform all things on its part to be done or performed under the Financing Agreements or pursuant to any instrument, document or agreement executed pursuant thereto.

     6.02 Borrower agrees to keep all of its insurable assets insured with coverage and in amounts not less than that usually carried by one engaged in a like business and in any event not less than that reasonably required by Bank.

     6.03 Borrower will at all times keep accurate and complete records of Borrower's Inventory, Accounts and other assets, and Bank, or any of its agents, shall have the right to call at Borrower's place or places of business at intervals to be determined by Bank, and without hindrance or delay, to inspect, audit, check, and make extracts and/or copies from any copies of the books, records, journals, orders, receipts, correspondence which relate to Borrower's Accounts, and other assets or other transactions between the parties thereto and
the general financial condition of Borrower.   Prior to the occurrence of an
Event of Default, Bank shall give Borrower not less than forty-eight (48) hours prior notice of any intended inspection or audit and shall conduct such inspection or audit during normal business hours.

     6.04 Borrower will maintain its corporate existence in good standing and comply in all material respects, with all laws and regulations of the United States or of any state or states thereof or of any political subdivision thereof, or of any governmental authority which may be applicable to it or to its business.

     6.05 Borrower will pay all real and personal property taxes, assessments and charges and all franchises, income, unemployment, old age benefits, withholding, sales and other taxes assessed against it, or payable by it at such times and in such manner as to prevent any penalty from accruing or any lien or charge from attaching to its property. Notwithstanding the foregoing, Borrower may contest in good faith the payment of any such taxes, provided that Borrower establishes adequate reserves to cover the payment of any such taxes.

     6.06 Borrower will immediately notify Bank upon receipt of notification of any potential or known release or threat of release of hazardous materials, hazardous waste, hazardous or toxic substance or oil from any site operated by Borrower or of the incurrence of any expense or loss in connection therewith or with the Borrower's obtaining actual knowledge of any investigation or action by any governmental authority in connection with the assessment, containment or removal of any hazardous material or oil from any site operated by Borrower.
As used herein, the terms "hazardous waste," "hazardous or toxic substance," "hazardous material" or "oil" shall have the same meanings as defined and used in any of the following (the "Acts"): the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et
                                                                           --
seq.; the Federal Resource Conservation and Recovery Act, 42 U.S.C. Sections
----
6901 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Sections
     -------
1801 et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.;
     -------                                                           -------
M.G.L.A. c. 21E (Massachusetts Oil and Hazardous Material Release Prevention
Act); M.G.L.A. c. 21C (Massachusetts Hazardous Waste Management Act); and/or the regulations adopted and publications promulgated pursuant to any of the Acts, as the same may be amended from time to time.

     6.07 Except for Bank's gross negligence or willful misconduct, Borrower will indemnify and save Bank harmless from all loss, costs, damage, liability or expenses (including, without limitation, court costs and reasonable attorneys' fees) that Bank may sustain or incur by reason of enforcing the Obligations, or in the prosecution or defense of any action or proceeding concerning any matter growing out of or in connection with this Agreement and/or any other documents now or hereafter executed in connection with this Agreement and/or the Obligations. This indemnity shall survive the repayment of the Obligations and the termination of Bank's agreement to make Loans available to Borrower and the termination of this Agreement.

     6.08 All Advances by Bank to Borrower under the Revolving Loan constitute one general revolving fluctuating loan, and all Indebtedness of Borrower to Bank under this Agreement constitute one general Obligation. It is distinctly understood and agreed that all of the rights of Bank contained in this Agreement shall likewise apply, insofar as applicable, to any modification of or supplement to this Agreement. Any Default of this Agreement by Borrower shall constitute, likewise, a default by Borrower of any Notes in which the Borrower is a maker and the Bank a holder, and any default by Borrower of any such Notes shall constitute a Default under this Agreement. The entire Obligation of Borrower to Bank shall become due and payable when payments become due and payable hereunder upon termination of this Agreement. Similarly, any default by Borrower under any other agreement or Note with Bank shall constitute a default of this Agreement and a default of this Agreement shall constitute a default of any other agreement or Note with Bank.


                                  ARTICLE VII
                                  -----------

                               NEGATIVE COVENANTS
                               ------------------

     7.01  (Minimum Net Worth).  Borrower (on a consolidated basis) will not
            -----------------
permit its Net Worth to be less than $25,000,000.00 as at the end of any fiscal quarter of Borrower commencing with the fiscal quarter ending March 31, 1999. The minimum Net Worth figure shall increase annually (commencing with the fiscal quarter ending March 31, 2000) by an amount equal to 50% of the prior year's net income after taxes, without deduction for any losses sustained.

     7.02  (Minimum Indebtedness to Net Worth Ratio).   Borrower (on a
            ---------------------------------------
consolidated basis) will not permit its total Indebtedness to be more than 100% of its Net Worth as at the end of any fiscal quarter of Borrower, commencing with the fiscal quarter ending March 31, 1999.

     7.03  (Minimum Debt Service Coverage Ratio).   Borrower (on a consolidated
            -----------------------------------
basis) will not permit its Cash Flow to be less than 125% of its Debt Service for the twelve month period ending on the last day of any fiscal quarter of Borrower, commencing with the fiscal quarter ending March 31, 1999.

     7.04  (Maximum Funded Debt Coverage Ratio).  Borrower (on a consolidated
           -----------------------------------
basis) will not permit the principal amount of outstanding Loans for the twelve month period ending on the last day of any fiscal quarter of Borrower to be more than three hundred fifty (350%) percent of the Borrower's earnings before interest and taxes plus depreciation and amortization for the applicable period.

     7.05  (Minimum Net Profit).  Borrower will not permit its consolidated net
           --------------------
income after taxes to be less than one dollar ($1) in each of the first three fiscal quarters of each fiscal year of Borrower and on an annual basis (except that for the second quarter of 1999 (June 30, 1999)) $347,222.00 of deferred financing expenses shall be excluded from the net profit calculation. Each of the first three quarters of each fiscal year and the annual calculation shall be separate and distinct tests.

     7.06  (Minimum EBITDA and net income after taxes as a percentage of
           -------------------------------------------------------------
budget):  Borrower (on a consolidated basis) shall not permit its EBITDA and net
--------
income after taxes to be less than the following amounts as at the end of the following fiscal quarters:


Minimum EBITDA             Minimum Net Income  Fiscal Quarter Ending  after taxes
-------------------------  ------------------  ---------------------  -----------

$850,000.00                $210,000.00         March 31, 1999
$1,100,000.00              $285,000.00         June 30, 1999
$1,135,000.00              $300,000.00         September 30, 1999
$620,000.00                N/A                 December 31, 1999

     7.07 Borrower will not at any time create, permit to be created or suffer to exist any lien, encumbrance or security interest of any kind upon any of its assets, now owned or hereafter acquired, except liens and encumbrances set forth on Schedule "B" annexed hereto, and except: (i) liens for taxes assessments and other governmental charges not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the Borrower's books in accordance with GAAP; (ii) carrier's, warehousemen's, mechanic's, materialmen's, repairmen's or other like liens arising in the ordinary course of business which are not overdue for a period of more than 90 days or which are being contested in good faith and by appropriate proceedings; (iii) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation; (iv) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business of the Borrower; (v) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business;(vi) liens which were in existence at closing and which secured obligations reflected on the Borrower's financial statements; (vii) liens pursuant to capitalized leases incurred in the ordinary course of business and (viii) purchase money security interests in acquired assets.

     7.08 Borrower will not at any time pay any dividends on or make any distribution on account of any class of Borrower's capital stock in cash or in property (other than additional shares of such stock) or redeem, purchase or otherwise acquire, directly or indirectly any such stack unless Borrower remains in compliance with this Agreement after giving effect to such dividend, redemption or purchase.

     7.09 Borrower will not have outstanding at any time loans or advances to Borrower's directors, officers and employees in excess of $750,000.00 in the aggregate, excluding advances to officers or employees with respect to expenses incurred by them in the ordinary course of their duties which are properly reimbursable by Borrower.

     7.10 Borrower will not at any time assume, guaranty, endorse or otherwise become directly or contingently liable in respect of any Indebtedness (except guarantees by endorsement of instruments for deposit or collection in the ordinary course of business and guarantees in favor of Bank) of any Person, except as set forth in Schedule 7.10 hereof.

     7.11 Borrower will not at any time (i) use any loan proceeds to purchase or carry any "margin stock" (as defined in Regulation U of the Board of Governors of the Federal Reserve System) or (ii) invest in or purchase any stock or securities of any individual, partnership, trust or other corporation except (x) readily marketable direct obligations of, or obligations guaranteed by, the United States of America or any agency thereof, (y) time deposits with or certificates of deposit issued by Bank or (z) pursuant to Advances under the Acquisition Line.

     7.12 Borrower (except the Agent Borrower with respect to its own stock) will not at any time (except with Bank's prior consent) sell, transfer or otherwise dispose of any stock of any Borrower or any subsidiary of Borrower without prior consent of Bank.

     7.13 Borrower will not at any time (except with Bank's prior consent) (a) merge or consolidate with or into any corporation, (b) convey, lease or sell all or any material portion of its property or assets or business to any Person, or
(c) convey, lease, trade or sell any of its assets to any Person for less than the fair market value thereof, except for obsolescent equipment or equipment or other assets of minimal value to Borrower.

     7.14 All future Indebtedness to officers, stockholders, directors, employees, associates or selling parties as a result of acquisitions under the Acquisition Line shall be subordinated to the Obligations on terms and conditions reasonably satisfactory to Bank.

                                  ARTICLE VIII
                                  ------------

                               BORROWER'S REPORTS
                               ------------------

     8.01 Agent Borrower will furnish Bank as soon as available, and in any event within forty-five (45) days after the close of each of the first three quarterly periods of its fiscal year, on a consolidated and consolidating basis with its subsidiaries, internally prepared financial statements, including a balance sheet as of the end of such period, a statement of income and retained earnings for the period commencing at the end of the previous fiscal year and ending with the end of such quarter and a statement of cash flows for such period, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the previous fiscal year, and all prepared in accordance with generally accepted accounting principles consistently applied, and certified by the Chief Financial Officer of the Agent Borrower (subject to year end adjustment).

     8.02 Agent Borrower will furnish Bank, annually, as soon as available, and in any event within one hundred and twenty (120) days after the end of each fiscal year of Agent Borrower, on a consolidated and consolidating basis with its subsidiaries, a balance sheet as of the end of such fiscal year, a statement of income and retained earnings for such fiscal year, and a statement of cash flows for such fiscal year, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the prior fiscal year, and all prepared in accordance with generally accepted accounting principles consistently applied, accompanied by an unqualified opinion thereon by an accounting firm or other independent public accountants selected by the Borrower and reasonably acceptable to Bank.

     8.03 Agent Borrower will furnish Bank, annually, as soon as available and not more than 120 days after the end of each fiscal year, its financial projections for the next succeeding year in form and substance reasonably satisfactory to Bank.

     8.04 Agent Borrower shall deliver to Bank notice of non-compliance with the provisions of this Agreement promptly upon learning of such non-compliance, or if any representation or warranty contained herein is no longer true and accurate in any material respect.

     8.05 Agent Borrower shall also deliver to Bank a Covenant Compliance Certificate in the form of Exhibit "B" attached hereto indicating its compliance or lack thereof with the financial covenants set forth in Article VII. Such Covenant Compliance Certificate shall be furnished to the Bank simultaneously with the submission of financial statements required hereunder.

     8.06 Agent Borrower shall furnish the Bank monthly, within twenty (20) days after the close of each fiscal month with a borrowing base certificate, accounts receivable aging and inventory designation, each such certificate, aging and designation to be in such form and certified by such officers of the Agent Borrower as the Bank may request from time to time.

     8.07 In addition to the foregoing, the Borrower promptly shall provide the Bank with such other and additional information concerning the Borrower, the operation of the Borrower's business, and the Borrower's financial condition, including financial reports and statements furnished to its stockholders, and as the Bank may from time to time reasonably request from the

Borrower so as not to unreasonably disrupt Borrower's business or operations. All financial information provided to the Bank by the Borrower shall be prepared in accordance with generally accepted accounting or auditing principles (as applicable) applied consistently in the preparation thereof and with prior periods to fairly reflect the financial conditions of the Borrower at the close of, and its results of operations for, the periods in question.



                                   ARTICLE IX
                                   ----------

                       CONDITIONS TO CONTINUING ADVANCES
                       ---------------------------------

     9.01 The obligation of Bank to make each Advance to the Borrower is subject to the continuing satisfaction of the conditions set forth in this Article IX.

     9.02 Bank shall have received the following documents in form and substance reasonably satisfactory to the Bank prior to the first Advance hereunder: (i) the certified resolutions of the Board of Directors of the Borrower approving and authorizing the execution, delivery and performance by the Borrower of its obligations under this Agreement and under each of the other Financing Agreements; (ii) a certificate of the Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign this Agreement; (iii) the certified charter and by-laws of the Borrower; (iv) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and all other Financing Agreements; and (v) such other documents, instruments, certificates and other agreements as Bank shall reasonably request.

     9.03 The representations and warranties contained in this Agreement shall have been correct in all material respects as of the date on which made and shall also be correct in all material respects and as of the date of each Advance with the same effect as if made on the date of such Advance except to the extent that (i) the facts upon which such representations and warranties are based may in the ordinary course be changed by the transactions permitted or contemplated hereby, (ii) such representations and warranties relate expressly to an earlier date or (iii) such representations and warranties are or have not been current as a result of changes for which the Borrower has notified the Bank and such changes do not constitute a breach of the terms of this Agreement.

     9.04 The Borrower shall have performed and complied with all terms and conditions herein required to be performed or complied with by it prior to or at the time of the Advance and at such Advance there shall exist and be continuing no Default.

     9.05 All corporate action of the Borrower necessary for the valid execution, delivery and performance by the Borrower of this Agreement and all other Financing Agreements shall have been duly and effectively taken.

     9.06 Bank shall have received a Notice of Borrowing from the Borrower as required by Section 2.04 and, the giving of such Notice of Borrowing shall be deemed a representation and warranty by the Borrower on the date of such Advance that all conditions set forth in this Article IX have been satisfied.

     9.07 No change shall have occurred in any law, regulations thereunder or interpretations thereof, which in the reasonable opinion of Bank would make it illegal for Bank to made the Advances at the rates provided for hereunder.



                                   ARTICLE X
                                   ---------

                               EVENTS OF DEFAULT
                               -----------------

     10.01 The occurrence of any one or more of the following events with respect to the Agent Borrower or any other Borrower shall constitute an Event of
Default:

     10.02 The failure to make, when due, any payment of principal or interest under this Agreement, the Financing Agreements, the Term Note or any Acquisition Notes and the expiration of five (5) days after notice from Bank of such nonpayment.

     10.03 Default in the observance of any of the covenants or agreements of Borrower contained in Section 7.01, 7.02, 7.03, 7.04, 7.05 or 7.06 of this Agreement.

     10.04 Default in the observance of any of the material covenants or agreements of Borrower contained in this Agreement or the Financing Agreements (other than those specified in Sections 8.01, 8.02, 10.02 or 10.03 above or in the payment of any fee, cost or expense payable to Bank under the Financing Agreements), which is not remedied within the earlier of thirty (30) days after
(i) written notice thereof by Bank to Borrower, or (ii) the date Borrower was required to give notice to Bank under Section 8.04.

     10.05 The determination by Bank that any representation or warranty now or hereafter made by the Borrower to Bank under this Agreement or in any documents, instrument, agreement, or paper delivered by Borrower pursuant to this Agreement was not true or accurate when given in any material respect.

     10.06 The occurrence of any event such that any Indebtedness for borrowed money of the Borrower to any lender other than Bank, in excess of One Million ($1,000,000.00) Dollars is accelerated.

     10.07 Any act by, against, or relating to the Borrower, or its property or assets, which act constitutes the application for, consent to, or sufferance of the appointment of a receiver, trustee or other person, pursuant to court action or otherwise, over all, or any material part of the Borrower's property (and if involuntary, the expiration of ninety (90) days from the date of such act without a stay or dismissal in that period).

     10.08 The granting of any trust mortgage or execution of an assignment for the benefit of the creditors of the Borrower, or the occurrence of any other voluntary or involuntary liquidation or extension of debt agreement for the Borrower; the failure by the Borrower to generally pay the uncontested debts of the Borrower as they mature; adjudication of bankruptcy or insolvency relative to the Borrower; the entry of an order for relief or similar order with respect to the Borrower in any proceeding pursuant to Title 11 of the United States Code entitled "Bankruptcy" (hereinafter the "Bankruptcy Code") or any other federal bankruptcy law (and if involuntary, the expiration of ninety (90) days from the date of such filing without a stay or dismissal within that time period); the filing of any complaint, application, or petition by or against the Borrower initiating any matter in which the Borrower is or may be granted any relief from the debts of the Borrower pursuant to the Bankruptcy Code or any other insolvency statute or procedure (and if involuntary, the expiration of ninety (90) days from the date of such filling without a stay or dismissal within that time period); the calling or sufferance of a meeting of creditors of the Borrower; the meeting by the Borrower of a formal or informal creditor's committee; the offering by or entering into by the Borrower of any composition, extension or any other arrangement seeking relief or extension for a material portion of the debts of the Borrower, or the initiation of any other judicial or non-judicial proceeding or agreement by, against or including the Borrower which seeks or intends to accomplish a reorganization or arrangement with creditors.

     10.09 The entry of any final judgment(s) in excess of $250,000.00 Dollars against any Borrower.

     10.10 The occurrence of any material (in excess of $250,000.00) uninsured loss, theft, damage or destruction to any material asset(s) of the Borrower.

     10.11 The termination of existence, dissolution, or liquidation of the Borrower, or the ceasing to carry on actively any substantial part of Borrower's current business.

     10.12 The occurrence of an Event of Default in any other Indebtedness of Borrower to Bank, whether now existing or hereafter arising and the expiration of any applicable grace period.

     Upon the occurrence of an Event of Default, Bank may declare any obligation Bank may have hereunder to be canceled, declare all Obligations and Indebtedness of Borrower to Bank to be due and payable and proceed to enforce payment of the Obligations and Indebtedness and to exercise any and all of the rights and remedies afforded to Bank under the terms of this Agreement or otherwise.

                                   ARTICLE XI
                                   ----------

                                     NOTICE
                                     ------

     11.01 All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including overnight courier, telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered to the addresses set forth in Section
11.02 below. All such notices and communications shall, when mailed, telecopied (with confirmed receipt), telegraphed, telexed or cabled, be effective when deposited in the mails, telecopied, delivered to the telegraph company, confirmed by telex answer back or delivered to the cable company, respectively.


     11.02 The addresses to which such communications shall be sent are as follows:

          (a)  If intended for any Borrower, to:

               Sight Resource Corporation
               100 Jeffrey Avenue
               Holliston, MA 01746
               Attn:  William T. Sullivan, Chief Executive Officer
               FAX: (508)-429-6023

           With a copy to:

               Lewis J. Geffen, Esq. and Mary-Laura Greely, Esq.
               Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center
               Boston, MA 02111
               FAX: 617-542-2241
               (b)  If intended for Bank, to:

               Fleet National Bank
               One Federal Street
               Boston, MA 02110-2010
               Attn: Mr. Gregory P. Buscone, Vice President
               FAX:   (617) 346-0415

               with copies to:

               Brian T. Garrity, Esq.
               Shapiro, Israel & Weiner, P.C.
               100 North Washington Street
               Boston, MA 02114
               FAX: (617) 742-2355

     11.03 The addresses and telecopier numbers set forth herein may be changed by notice hereunder.

                                  ARTICLE XII
                                  -----------

                 CONSENT TO JURISDICTION AND JURY TRIAL WAIVER
                 ---------------------------------------------

     12.01 BORROWER AND BANK EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE OR HEREAFTER HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. Borrower hereby certifies that neither Bank nor any of its representatives, agents or counsel has represented, expressly or otherwise, that Bank would not, in the event of any such suit, action or proceeding, seek to enforce this waiver of right to trial by jury. Borrower acknowledges that Bank has been induced to enter into this Agreement by, among other things, this waiver. Borrower acknowledges that Borrower has read the provisions of this Agreement and in particular, this Section 12.01; has consulted legal counsel; understands the right Borrower is granting in this Agreement and is waiving in this Section 12.01 in particular; and makes the above waiver knowingly, voluntarily and intentionally.

     12.02 Borrower and Bank agree that any action or proceeding to enforce or arising out of this Agreement may be commenced in any court of the Commonwealth of Massachusetts sitting in the county of Suffolk, or in the United States District Court for the District of Massachusetts.



                                  ARTICLE XIII
                                  ------------

                                 MISCELLANEOUS
                                 -------------

     13.01 The Borrower will, from time to time, execute and deliver to Bank all such other and further instruments and documents and take or cause to be taken all such other and further action as Bank may reasonably request in order to effect in Bank all rights contemplated in this Agreement.

     13.02 The Borrower may take any action herein prohibited or omit to perform any act required to be performed by the Borrower upon obtaining Bank's prior written consent to each such action, or omission to act. No waiver on Bank's part on any one occasion shall be deemed a waiver on any other occasion. Bank shall not be deemed to have waived any of its rights hereunder unless such waiver shall be in writing and duly signed by an authorized officer of Bank, which shall include any vice president or more senior officer of Bank.

     13.03 This Agreement may be amended only by an instrument in writing and duly signed by the Borrower and an authorized officer of Bank which shall include any vice president or more senior officer of Borrower.

     13.04 All covenants, agreements, representations and warranties contained in this Agreement shall bind the Borrower, its successors and assigns, and shall inure to Bank's benefit and the benefit of Bank's successors and assigns, whether expressed or not.

     13.05 All rights of Bank hereunder shall be cumulative. Bank shall not be required to have recourse to any property of the Borrower before enforcing its rights or remedies against the Borrower. The Borrower hereby waives presentment and protest of any instrument and any notice thereof.

     13.06 If any provision of this Agreement or any other Financing Agreement shall be held to be illegal or unenforceable, such illegality or unenforceability shall relate solely to such provision and shall not affect the remainder of this Agreement.

     13.07 This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts.

     13.08 This Agreement shall take effect as an instrument under seal.

     13.09 The captions herein contained are inserted as a matter of convenience only and such captions do not form a part of this Agreement and shall not be utilized in the construction hereof.

     13.10 In the event that the Borrower fails to make any payment or take any action required by this Agreement, Bank may, but shall not be required to, make such payment or take, or cause to be taken, such action. If Bank chooses to make any such payment or to take or cause to be taken any such action, the amount of such payment and the cost of such action shall become one of the Obligations, shall be payable upon demand and, until paid in full, shall bear interest at the rate established pursuant to the terms of this Agreement.

     13.11 Calculation of Adjusted Libor, as well as all other fees and charges payable with respect to each Libor Loan shall be made and paid as though Bank had actually funded the relevant Libor Loan through the purchase of a Eurodollar deposit at Libor in an amount equal to the amount of the Libor Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore agent or office of Bank to a domestic office of Bank in the United States of America, provided, however, that Bank may fund each Libor Loan in any manner it sees fit in accordance with applicable law and the foregoing assumptions shall be nevertheless used for the calculation of the Libor Rate and such other fees and charges.

     13.12 All Obligations hereunder shall be the joint and several Obligations of each Borrower hereunder and Bank may look to any Borrower for the satisfaction of any such Obligations. This relationship is more particularly described in the Agented Borrowing Agreement among the Agent Borrower, each Borrower and the Bank of even date, which Agented Borrowing Agreement is incorporated herein as if set forth in full herein.

     13.13 Bank may at any time pledge all or any portion of its rights under the Financing Agreements including any portion of the promissory notes to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or enforcement thereof shall release Bank from its obligations under any of the Financing Agreements.

     13.14 Bank shall have the unrestricted right in the event of additional financing arrangements with Borrower not in contemplation at the time of the execution of this Agreement at any future time and from time to time, and without the consent of Borrower, but with written notice to Borrower to grant to one or more banks or other financial institutions (each a "Participant") participating interests in Bank's obligation to lend hereunder and/or any or all of the Loans held by Bank hereunder. In the event of any such grant by Bank of a participating interest to a Participant, Bank shall remain responsible for the performance of its obligations hereunder and Borrower shall continue to deal solely and directly with Bank in connection with Bank's rights and obligations hereunder. Bank may furnish any information concerning Borrower in its possession from time to time to prospective Participants, provided that Bank shall require any such prospective Participant to agree in writing to maintain the confidentiality of such information.

     13.15 Upon receipt of an affidavit of an officer of Bank as to the loss, theft, destruction or mutilation of the Revolving Line Note, Term Note or any Acquisition Term Notes or any other security document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon surrender and cancellation of such note or other security document, Borrower will issue, in lieu thereof, a replacement note or other security document in the same principal amount thereof and otherwise of like tenor.



                                  ARTICLE XIV
                                  -----------

            SECURITY, CROSS COLLATERALIZATION AND CROSS TERMINATION
            -------------------------------------------------------

     14.01 The Loans by the Bank hereunder are secured pursuant to the respective Security Agreements (All Assets) of each Borrower hereunder. The Bank may look to all Collateral for the satisfaction of the Borrowers' Obligations to the Bank under this Agreement and under the Financing Agreements without any requirement to marshall any assets. Upon termination of the Revolving Loan, other than from internally generated funds, all Obligations of the Borrower to the Bank shall be due and payable in full.


     IN WITNESS WHEREOF, the parties hereto have cause this Agreement to be executed as an instrument under seal as of the day and year first above written.



Witness:                      FLEET NATIONAL BANK
(As to all)

/s/  Brian T. Garrity         By:  /s/ Gregory P. Buscone
------------------------         ---------------------------------------
Brian T.  Garrity                 Gregory P. Buscone, Vice President

                              SIGHT RESOURCE CORPORATION


                              By:  /s/ William T. Sullivan
                                 ----------------------------------------
                                  William T. Sullivan, Chief Executive Officer


                              CAMBRIDGE EYE ASSOCIATES, INC.


                              By:  /s/ William T. Sullivan
                                 ----------------------------------------
                                  William T.  Sullivan, President


                              DOUGLAS VISION WORLD, INC.


                              By:  /s/ William T. Sullivan
                                 ----------------------------------------
                                  William T.  Sullivan, President


                              E.B. BROWN OPTICIANS, INC.


                              By:  /s/ William T. Sullivan
                                 ----------------------------------------
                                  William T.  Sullivan, President


                              EYEGLASS EMPORIUM, INC.


                              By:  /s/ William T. Sullivan
                                 ----------------------------------------
                                  William T.  Sullivan, President

                              KENT ACQUISITION CORP.


                              By::  /s/ William T. Sullivan
                                  ----------------------------------------
                                  William T. Sullivan, President


                              SHAWNEE OPTICAL, INC.


                              By:  /s/ William T. Sullivan
                                 ----------------------------------------
                                  William T.  Sullivan, President


                              VISION PLAZA CORP.


                              By:  /s/ William T. Sullivan
                                 ----------------------------------------
                                  William T.  Sullivan, President

                                   SCHEDULES

     The following Schedules to the within Loan Agreement are respectively described in the section indicated. Those Schedules in which no information has been inserted shall be deemed to read "None".


                                  SCHEDULE "A"
                                  ------------
                  Borrower's Places of Business (Section 5.02)


               Address                     Property Located at Such Address
------------------------------------  ------------------------------------------

                                  SCHEDULE "B"
                                  ------------
                  Other Encumbrances and Liens (Section 5.08)

Secured Party     Description                        Payment Terms and
or Mortgagee      of Collateral                      Dates of Maturity
------------      -------------                      -----------------

                                  SCHEDULE "C"
                                  ------------
                             Leases (Section 5.08)



Lessor       Description of Property   Date of Lease and Term   Rental Payable
------       -----------------------   ----------------------   --------------

                                   EXHIBIT A
                                   ---------
                                                 _______________, 199__

Fleet National Bank
One Federal Street
Boston, Massachusetts  02110
Attn:  Mr. Gregory P. Buscone
       Vice President

Re: Loan Agreement between Fleet National Bank (the "Bank") and Sight Resource Corporation (the "Agent Borrower") and others dated April 15, 1999 (the "Agreement")

Gentlemen:

     In accordance with Section 2.04 of the Agreement, the Borrower hereby requests the following Advance:

     (1)    Borrowing Date:                 ______________________

     (2)    Interest Rate Type
            (LIBOR, or Prime)               _______________________

     (3)    Amount of Advance*:             _______________________

     (4)    Interest Period:                _______________________
            (1, 2, 3, or 6 months for
            LIBOR Loans)

     The Borrower hereby certifies that all representations and warranties contained in the Agreement are true and accurate in all material respects on the date of this Notice of Borrowing as though such representations or warranties had been made on this date (except to the extent such representation or warranty expressly relates to an earlier date).

     All capitalized terms used herein which are defined in the Agreement shall have the meanings set forth in the Agreement.

                              Very truly yours,

                              SIGHT RESOURCE CORPORATION
                              (For itself and on behalf of all of the Borrowers)


                              By:_____________________________________



*minimum of $100,000.00 for LIBOR Loans.

                                   EXHIBIT B
                                   ---------

                               TO LOAN AGREEMENT

                             COMPLIANCE CERTIFICATE
                             ----------------------


     Sight Resource Corporation (the "Agent Borrower") hereby certifies to Fleet National Bank (the "Bank") pursuant to the Loan Agreement between Agent Borrower and others and Bank dated April 15, 1999, as may be amended from time to time ("Loan Agreement") that:

A.   General
     -------

     1. Capitalized terms not defined herein shall have the meanings set forth in the Loan Agreement.

     2. The Borrower has complied in all material respects with all the terms, covenants and conditions to be performed or observed by it contained in the Loan Agreement and the Financing Agreements to which Borrower is a party.

     3. Neither on the date hereof nor, if applicable, after giving effect to the Advance made on the date hereof, does there exist an Event of Default or an event which would with notice or the lapse of time, or both, constitute an Event of Default.

     4. The representations and warranties contained in the Loan Agreement and in any certificate, document or financial or other statement furnished at any time thereunder are true, correct and complete in all material respects with the same effect as though such representations and warranties had been made on the date hereof, except to the extent that any such representation and warranty relates solely to an earlier date (in which case such representation and warranty shall be true, correct and complete on and as of such earlier date).

B.   Financial Covenants:
     -------------------

     As of the date hereof or, for such period as may be designated below, the computations, ratios and calculations as set forth below in accordance with Sections 7.01, 7.02, 7.03, 7.04, 7.05, and 7.06 of the Loan Agreement are true and correct:

     (a) (Section 7.01) Net Worth as of ________, 19__:
          ------------

     (i)  Net Worth                                  =    $__________________

     (ii) Minimum amount required pursuant
          to the Loan Agreement as at the end
          of each fiscal quarter of Borrower    =  $25,000.00 at March 31, 1999
                                                   and thereafter plus 50% of
                                                   the prior year's net income
                                                   at March 31 in each
                                                   subsequent fiscal year
                                                   (commencing March 31, 2000)

     (b) (Section 7.02) Indebtedness to Net Worth as of _____________, 199__:
          ------------

     (i)  Net Worth                                  =    $__________________

    (ii)  Aggregate Indebtedness (Consolidated)           $__________________

    (iii) (ii) as a percentage of (i)                     =  ______%

    (iv)  Maximum Percentage Permitted
          Pursuant to Loan Agreement =               100% as at the end of each
                                                     fiscal quarter of Borrower

     (c) (Section 7.03)   Cash Flow to Debt Service for the Twelve (12) month
          ------------
period ending ______________, 199__:

     (i)  Earnings before Interest and Taxes         =    $__________________

    (ii)  Depreciation                               =    $__________________

   (iii)  Amortization                               =    $__________________

    (iv)  Dividends Paid or Payable                  =    $__________________

     (v)  Cash Flow equals (i) plus (ii)
          plus (iii) less (iv)                       =    $___________________

    (vi)  Total payments of the current
          maturities of all capital leases           =    $___________________

   (vii)  Total payments of the current
          maturities of principal on
          long-term liabilities                      =    $___________________

  (viii)  Total Interest Expense                     =    $___________________

    (ix)  Debt Service equals (vi)
          plus (vii) plus (viii)                     =    $___________________

     (x)  (v) as a Percentage of (ix)
          (Cash Flow to Debt Service)                =    _____________%

    (xi)  Minimum Percentage required pursuant
          to the Loan Agreement                      =    125% as at the end of
                                                          each fiscal quarter
                                                          of Borrower

     (d) (Section 7.04) Aggregate Advances to Cash Flow for the twelve month period ending ___________, 19___:

     (i)  Aggregate Advances                         =    $_____________
    (ii)  Cash Flow (from Section 7.03(v) above)     =    $_____________
   (iii)  (i) as a percentage of (ii)                =     ___________ %
    (iv)  Maximum percentage permitted pursuant
          to the Loan Agreement                      =    350% as at the end
                                                          of the twelve month
                                                          period ending on the
                                                          last day of any fiscal
                                                          quarter of Borrower

     (e)  (Section 7.05)  Borrowers' profit for the twelve month period ending
           -------------
          __________, 19____:

          (i)    Consolidated Net Income             =    $_____________
          (ii)   Minimum amount required under the
                 Agreement                           =    $1.00 as at the end
                                                          of any of the first
                                                          three fiscal quarters
                                                          of each fiscal year
                                                          and annually for each
                                                          fiscal year (except
                                                          that for the
                                                          calculation for March
                                                          31, 1999, deferred
                                                          finance charges shall
                                                          be excluded from the
                                                          calculation of net
                                                          income).

     (f) (Section 7.06) Borrowers EBITDA and net income after taxes for the fiscal quarter ending _________, 199___:

          (i)  EBITDA                    =    $_____________
          (ii) Net Income                =    $_____________
          (iii)  Minimum EBITDA and net income required:


          Minimum EBITDA  Minimum Net Income  Fiscal Quarter Ending  after taxes
          --------------  ------------------  ---------------------  -----------

          $850,000.00     $210,000.00         March 31, 1999
          $1,100,000.00   $285,000.00         June 30, 1999
          $1,135,000.00   $300,000.00         September 30, 1999
          $620,000.00     N/A                 December 31, 1999


     IN WITNESS WHEREOF, the undersigned, duly authorized officer of Sight Resource Corporation has executed and delivered this Certificate in the name and on behalf of itself and each Borrower ________________, 199__.


                              SIGHT RESOURCE CORPORATION


                              By:_______________________________

                              Its: